EXHIBIT 5.1

[CAHILL GORDON & REINDEL LETTERHEAD]

September 11, 2014

Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203

Re:	Trans World Entertainment Corporation Rescission Offer — Registration of 83,389 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Trans World Entertainment Corporation, a New York corporation (the “Company”), in connection with the Company’s offer to rescind (the “Rescission Offer”) purchases of 83,389 shares of common stock, par value $0.01 per share (the “Shares”), purchased under the Trans World Entertainment Corporation 401(k) Savings Plan (the “Plan”) between November 1, 2012 and November 15, 2013. The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 with respect to the Rescission Offer (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”).

In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the original documents of all documents submitted to us as copies and (c) the genuineness of all signatures on all documents submitted to us.

Based upon the foregoing, we are of the opinion that the Shares issued to recipients under the Plan are validly issued, fully paid and non-assessable.

In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP